Delaware PAGE 1

                                 The First State


I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "TRUST LICENSING, INC." AS RECEIVED AND FILED IN THIS OFFICE.

        THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE ELEVENTH DAY OF DECEMBER, A.D. 1999, AT 3 O'CLOCK P.M. CERTIFICATE OF OWNERSHIP, FILED THE TWENTY--EIGHTH DAY OF FEBRUARY, A.D. 1990, AT 9 O'CLOCK A.M. CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FOURTH DAY OF OCTOBER, A.D. 1991, AT 10 O'CLOCK A.M. CERTIFICATE OF RENEWAL, CHANGING ITS NAME FROM "MOUNTAINTOP CORPORATION" TO "NEW MOUNTAINTOP CORPORATION", FILED THE TWENTY--FIRST DAY OF FEBRUARY, A.D. 2003, AT 1 O'CLOCK P.M. CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "NEW MOUNTAINTOP CORPORATION" TO "TRUST LICENSING, INC.", FILED THE FIFTEENTH DAY OF SEPTEMBER, A.D. 2004, AT 1:45 O'CLOCK P.M_ AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

  Harriet Smith Windsor, Secretary of State
     AUTHENTICATION: 3690089 DATE: 02--17--05

                                [GRAPHIC OMITTED]
                          CERTIFICATE OF INCORPORATION
                                     OF
                             MOUNTAINTOP CORPORATION

The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, do her Werth as follows:

             FIRST: The name of the corporation is MOUNTAINTOP CORPORATION

             SECOND: The address of the initial registered and principal office of this corporation in this state is c/o United Corporate Services, Inc., 15 East North Street, in the City of Dover, County of Kant, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Lnc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

  FOURTH: The corporation shall be authorized to issue the following .hares: .
  Class                            Number of Shares             Par Value
  COMMON                           25,000,000                $,0l

 FIFTH: The name and address of the incorporator are as follows:

  Ray A. Barr               9 East 40th Street
                            New York, New York 10016


             SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

        (1) The number of 'directors of the corporation shall be such as from time to time shall .be fixed by, or in the manner provided in the by-laws, Election of directors need not be by ballot unless the by-laws so provide.

        (2) The Board of Directors shall have power without the assent or vote of the stockholders:

(a) To make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount' to be reserved for any proper purpose; to authorize and cause. to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books'of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

        (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation arid upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or at would otherwise be open to legal attack because of directors' interest, or for any other reason.

        (4) In addition to the powers and authorities hereinbeforeoor by statute expressly conferred upon them, the directors are 'hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, naverthslsas, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time .to time made by the stockholders; provided, horaaver, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

             SEVENTH: No director shall be liable to the corporation or any of its stockholders for monataiy damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware Caneral Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware Caneral Corporation Law, as amended from time to tide. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each parson that such Sections grant the corporation the power to indemnify.

             EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or od the application of any receiver or receivers appointed for this corporation ender the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or feceivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware' Code order a meeting of the creditors or clams of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a 'majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application hoe been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, 'Of this corporation, as the case may be, and also on this corporation.

             NINTH: The corporation reserves the right to mend, alter, 'change or repeal any provision conta$ned in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this, reserved power.


             TN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this eleventh day of December, 1989.

  [GRAPHIC OMITTED]

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF

                         MOUNTAINTOP IMPORTERS, LTD.
                                       BY

                             MOUNTAINTOP CORPORATION
                     Pursuant to Section 253 of the General
                    Corporation Law of the State of Delaware


MOUNTAINTOP IMPORTERS, LTD., a corporation organized and existing under the laws of the State of Connecticut (the "Corporation or Mountaintop-Connecticut")

DOES HEREBY CERTIFY:

FIRST: That it was organized pursuant to the provisions of the Connecticut Stock Corporation Act on the 8th day of March 1988.

SECOND: That it owns all of the outstanding shares of the capital stock of Mountaintop Corporation, a corporation organized pursuant to the provisions of the General Corporation Law of the State of Delaware on the 11th day of December, 1989 ("Mountaintop-Delaware").

THIRD: That the Board of Directors of the Corporation, by a unanimous written consent of all Directors dated February 02P, 1990, determined to merge the Corporation into Mountaintop-Delaware and the Board of Directors did adopt the following resolutions:

WHEREAS, the Corporation has acquired and now lawfully owns all of the stock of Mountaintop-Delaware and desires to merge itself into Mountaintop-Delaware, vesting in Mountaintop-Delaware all of the estate, property, rights, privileges and franchises now held and enjoyed by the Corporation;

NOW THEREFORE, BE IT RESOLVED, that the Corporation merge itself into Mountaintop-Delaware (the "Merger"), which will assume all of the obligations of the Corporation upon the approval of the holders of two-thirds of all outstanding shares entitled to vote thereon at a meeting of shareholders; and

FURTHER RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and directed to make and execute, in its name and under its corporate seal, and to file in the proper public offices, a certificate of such ownership, setting forth a copy of this resolution; and be it

FURTHER RESOLVED, that the terms and conditions of the merger for the conversion of stock are as follows:

(a) Each share of the Corporation's Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior thereto shall be changed and converted into and shall be 1,200 fully paid nonassessable shares of Common Stock of Mountaintop-Delaware.

(b) Notwithstanding the provisions of subparagraph (a) of this Paragraph, any outstanding shares of the Corporation's Common Stock held by stockholders who shall have elected to dissent from the Merger in accordance with Section 33-374 of the Connecticut Stock Corporation Act ("Dissenting Stockholders") shall not be converted into shares of Common Stock of Mountaintop-Delaware, but shall be entitled to receive only such consideration as provided in said Section 33-374, except that the Corporation's Common Stock outstanding on the Effective Date as held by a Dissenting Stockholder who shall thereafter withdraw his election to dissent from the Merger or lose his right to dissent from the Merger as provided in said Section 33-374, shall be deemed converted, as of the Effective Date, into such number of shares of Common Stock of Mountaintop-Delaware as such holder otherwise would have been entitled to receive as a result of the Merger.

         (c) Each share of Common Stock of Mountaintop-Delaware currently issued and outstanding in the name of the Corporation shall be cancelled and resume the status of authorized and unissued shares of Common Stock of Mountaintop-Delaware, and no shares of Common Stock of Mountaintop-Delaware or other securities of Mountaintop-Delaware shall be issued in respect thereof; and be it

        FURTHER RESOLVED, that the officers of the Corporation be, and they hereby are, authorized, empowered and directed to take any and all actions and execute and deliver any and all documents and instruments which they deem necessary or appropriate to effectuate the purposes and intent of the foregoing resolutions.

        FOURTH: That the merger has been approved by the unanimous written consent of the holders of all of the outstanding shares of stock of Mountaintop Importers, Ltd., a Connecticut corporation.

        IN WITNESS WHEREOF, we have signed this certificate this a 20 day of February, 1990.

                                               MOUNTAINTOP IMPORTERS, LTD.

                                               By:  Myro M. Gilbert, Chairman
                                                    of the Board and President
ATTEST:

Alexander T. Sgutas, Secretary



33396M 01CO#M:142
02/5/90

           SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM
                         10/04/1991 912805070 - 2215934


                              CERTIFICATE OF CHANGE

                                       OF

                     REGISTERED AGENT AND REGISTERED OFFICE

                                       OF

                                  MOUNTAINTOP CORPORATION

                MOUNTAINTOP CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREB}' CERTIFY:

                The present registered agent of the corporation is UNITED CORPORATE SERVICES, INC. and the present reg4sterred office "'of the corporation is in the County of Kent.

The Board of Directors of MOUNTAINTOP CORPORATION adopted the following resolution on the 17th day of September, 1991.

                RESOLVED, that the registered office of MOUNTAINTOP CORPORATION in the State of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is tereby constituted and appointed the registered agent of this corporation at the address of its registered office.

                IN WITNESS WHEREOF, MOUNTAINTOP CORPORATION has caused this statement to be signed by Myron M. Gilbert , its President, and attested by Alexander T. Sgoutas , its Secretary, this 17th day of"September, 1991.

By:  Myron M. Gilbert, President

Attest:
Alexander T. Sgoutas, Secretary

                                STATE OF DELAWARE
                             CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER

 New Mountaintop Corporation, formerly Mountaintop Corporation a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

        1. The name of this corporatiion is New Mountaintop Corporation , formerly Mountaintop Corporation

        2. Its registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington, Zip Code 19801 County of New Castle, the name and address of its registered agent is The Corporation Trust Company.

         3. The date of filing of the original Certificate of Incorporation in Delaware was December 11, 1989

4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February 1993 same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5. This corporation was duly organized and carried on the business authorizod by its charter until the 1st day of March, A.D. 1993 at which time its charter became inoperative and void for non-payment all taxes sad this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

        IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Michael D . Harris the last and acting authorized officer hereunto set his/her hand to this certificate this 19th day of February A.D. 2003

By: Michael D. Harris
Title: Vice President





      STATE OF DELAWARE
    SECRETARY OF STATE DIVISION OF
CORPORATIONS FILED 01:00 PM 02/21/2003
    030114289 - 2215934

                                         State of Delaware
                                         Secretary of State
                                         Division of Corporations
                                         Delivered 01:45 PM 09/15/2004
                                         FILED 01:45 PM 09/15/2004
                                         040666294 - 2215934 FILE

                                STATE OF DELAWARE
                                AMENDMENT OF THE
                         CERTIFICATE OF INCORPORATLON OF
                           NEW MOUNTAINTOP CORPORATION

New Mountaintop Cospatation. a commotion organized and existing Tinder and by virtue of the emend Corporation Taw of the State of Delaware, does hereby oerti$r

FIRST: That pursuant to the unanimous cons= of Mark Golden, the Sole Director of New Mountaintop Corporation on August 23, 2004, rc9olutioas ware duly adopted setting forth a proposed amendment of the. Certificate of Incorporation of the Corporation and dechiting said amendment to be advisable_ The resolution% setting faith the proposed amendment were as follows,:

        RESOLVED, that the board of directors hereby adopts and declares advisable the following amendments to the Certificate of Incocpmatinn of the Company:

(1) Section I of the Certificate of Incorporation is hereby replaced with the following: "The name of corporation is Trust Licensing, Inc."

(2) The Mowing amendment shag be added to the existing Section 4 of the Certificate of lncorporation:

           "As of August 20, 2004, every 10 shares of issued and outsiandrag common stook of the Company shall be combined into one share of common stock of the Company. No fractional shares shall be issued. In lieu of fractional shares, each fractional share shall receive the fair value of the fractional share in cash or as otherwise provided for in Saxton 155 of the DOM."

SECOND: That there r, pennant to the resolutions of the Sole Director, Mark Golden, the holder of a ma jorhy of the issued and outstanding shares of New Mountaintop Corporation, acting by eons= in accordance with Section 228 of the General Corporation Law of the State of Delaware, voted the necessary number of shares as required by statute in favor of the amendment.

THIRD: That said arocedment was duly adapted in accordance with the provisions of Section 242 ofthe General Corporation Law office Starr of Delaware.

FOURTH: That the capital of the corporation shall not be reduced tender or by reason of said amendment

IN WITNESS WHEREOF, New Mountaintop Cospomt1on has canned this certificate to be signed by Jeffrey W. Sass, an Authnai7rd Officer, this 14th day of September 2004.

By:  Jeffrey W. Sass, President